Forward-Looking Statement
Readers are cautioned that statements contained in this presentation about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private
Securities Litigation Reform Act of 1995. When used herein, the words “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast”,
“project”, variations of such words and similar expressions are intended to identify forward-looking statements.  Although we believe that our expectations are based on reasonable assumptions, they are subject to risks and uncertainties and we can give no assurance they will be achieved.  The results or developments projected or predicted in these statements may differ materially from what may actually occur. Factors which could cause results or events to differ from current expectations include, but are not limited to:
•
Adverse changes in energy industry law, policies and regulation, including market structures, transmission planning and rules, and reliability standards.
•
Any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators.
•
Changes in federal and state environmental regulations that could increase our costs or limit operations of our generating units.
•
Changes in nuclear regulation and/or developments in the nuclear power industry generally that could limit operations of our nuclear generating units.
•
Actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site.
•
Any inability to balance our energy obligations, available supply and trading risks.
•
Any deterioration in our credit quality.
•
Availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs.
•
Any inability to realize anticipated tax benefits or retain tax credits.
•
Changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units.
•
Delays in receipt of necessary permits and approvals for our construction and development activities.
•
Delays or unforeseen cost escalations in our construction and development activities.
•
Increase in competition in energy markets in which we compete.
•
Adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in discount rates and funding requirements.
•
Changes in technology and customer usage patterns.
For further information, please refer to our Annual Report on Form 10-K, including Item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the
Securities and Exchange Commission.  These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this presentation.  In addition, any  forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Exhibit 99

GAAP Disclaimer
PSEG presents Operating Earnings in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States
(GAAP). Operating Earnings is a non-GAAP financial measure that differs from
Net Income because it excludes gains or losses associated with Nuclear
Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting, and other material one-time items. PSEG presents Operating Earnings because management believes that it is appropriate for investors to consider results excluding these items in addition to the results reported in accordance with
GAAP. PSEG believes that the non-GAAP financial measure of Operating
Earnings provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. This information is not intended to be viewed as an alternative to GAAP information.
The last two slides in this presentation include a list of items excluded from
Income from Continuing Operations to reconcile to Operating Earnings, with a reference to that slide included on each of the slides where the non-GAAP information appears.

Investment programs, hedge profile
and cost control support 2010 outlook
$3.12
$3.00 - $3.25
2009 Operating Earnings* 2010 Guidance
* See page 64 for Items excluded from Income from Continuing Operations to reconcile to Operating Earnings.

PSEG 2010 Operating Earnings Guidance
- By Subsidiary
$ 3.12
$ 1,579
$ 10
$ 43
$ 321
$ 1,205
2009A*
$ 3.00 – $ 3.25
$ 1,520 – $ 1,645
$ 5 – $15
$ 30 – $ 40
$ 425 – $ 455
$ 1,060 – $ 1,135
2010E
Enterprise
Earnings per Share
Operating Earnings*
PSEG Energy Holdings
PSE&G
PSEG Power
$ millions (except EPS)
* See Page 64 for Items excluded from Income from Continuing Operations to reconcile to Operating Earnings.

PSEG is responding to investors’ questions
PSE&G’s capital programs have nominal impact on rates
Stable supply costs provide room for regulatory support of capital programs
What is the impact
on customer from
capital programs?
Strong PSEG cash flow and approved PSE&G capital structure support financing requirements
Do you need equity?
Anticipated narrowing spread between market price and embedded energy cost in BGS should mitigate risk
Physical assets provide optionality
What is the
impact of migration?
103-year history of paying annual common dividend; modest payout ratio and strong balance sheet provide support – 7
th
consecutive annual increase
Dividend history?
Multi-year hedging through participation in full-requirements auctions
Asset balance dampens relative fuel price volatility
Capacity markets provide stability
What’s the impact of
commodity volatility?
Environmentally advantaged
Federal and State Policy initiatives support capital plans
How is PSEG affected
by policy changes?
PSEG Position Investors’ Questions

Items Excluded from Income from Continuing
Operations to Reconcile to Operating Earnings
Please see Page 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income.
Pro-forma Adjustments, net of tax 2009 2008 2007
Earnings Impact ($ Millions)
Gain (Loss) on Nuclear Decommissioning Trust (NDT)
Fund Related Activity 9 $              (71) $            12 $
Gain (Loss) on Mark-to-Market (MTM) (25)              16                10
Lease Transaction Reserves -                  (490)             -
Net Reversal of Lease Transaction Reserves 29               -                   -
Asset Sales and Impairments -                  (13)               (32)
Premium on Bond Redemption -                  (1)                 (28)
Total Pro-forma adjustments 13 $            (559) $           (38) $
Fully Diluted Average Shares Outstanding (in Millions)
507             508              509
Per Share Impact (Diluted)
Gain (Loss) on Nuclear Decommissioning Trust (NDT)
Fund Related Activity 0.02 $          (0.14) $          0.02 $
Gain (Loss) on Mark-to-Market (MTM) (0.05)           0.03             0.02
Lease Transaction Reserves -              (0.96)            -
Net Reversal of Lease Transaction Reserves 0.05            -               -
Asset Impairments -              (0.03)            (0.06)
Premium on Bond Redemption -              -               (0.06)
Total Pro-forma adjustments 0.02 $          (1.10) $          (0.08) $
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
For the Twelve Months Ended
December 31,
Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings
(Unaudited)